UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

AZURRX BIOPHARMA, INC.

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York		11226
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement

The information in Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02
Unregistered Sales of Equity Securities.

On June 5, 2017, AzurRx BioPharma, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreement”) with certain accredited investors (“Investors”), pursuant to which the Company issued an aggregate of 1,428,572 units for $3.50 per unit, with each unit consisting of one share of common stock, $0.0001 par value (“Common Stock”), one Series A Warrant to purchase 0.25 shares of Common Stock at $4.00 per share exercisable immediately through December 31, 2017, and one Series A-1 Warrant to purchase 0.75 shares of Common Stock at $5.50 per share exercisable beginning six months from the date of issuance through June 5, 2022 (the "Financing"). At closing of the Financing, the Company issued an aggregate of 1,428,572 shares of Common Stock, Series A Warrants to purchase up to 357,143 shares of Common Stock, and Series A-1 Warrants to purchase up to 1,071,429 shares of Common Stock, resulting in gross proceeds of $5.0 million.

Placement agent fees of $302,240.92 were paid to Alexander Capital L.P., based on 8% of the aggregate principal amount of the units issued to certain investors identified by Alexander Capital (“Alexander Investors”), and warrants to purchase 75,560 shares of Common Stock were issued to Alexander Capital (the “Placement Agent Warrants”), reflecting warrants for that number of shares of Common Stock equal to 7% of the aggregate number of shares of Common Stock purchased by Alexander Investors. The Placement Agent Warrants are exercisable beginning December 2, 2017 at a fixed price of $6.05 per share, through June 5, 2022.

The Company also entered into a Registration Rights Agreement granting the Investors certain registration rights with respect to the shares of Common Stock issued in connection with the Financing, as well as the shares of Common Stock issuable upon exercise of the Series A Warrants and Series A-1 Warrants (together, “Warrants”).

The issuance of the Common Stock and the Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The Common Stock and Warrants, and the Common Stock issuable upon exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing description of the Purchase Agreement, Registration Rights Agreement, Series A Warrant and Series A-1 Warrant are summaries, and are qualified by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 8.01
Other Events

On June 8, 2017, the Company issued a press release announcing the closing of the Financing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits

See Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.
Date: June 9, 2017
	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated June 5, 2017
10.2	Form of Registration Rights Agreement, dated June 5, 2017
10.3	Series A Warrant, dated June 5, 2017
10.4	Series A-1 Warrant, dated June 5, 2017
99.1	Press Release dated June 8, 2017